UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2025

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 24, 2025, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” and the “company”) and NeoImmuneTech, Inc. (KOSDAQ: 950220.KQ), or NIT, entered into a License and Exclusive Distribution Agreement, or License Agreement, dated as of the same day pursuant to which we granted NIT an exclusive (including as to Emmaus) license to all our rights to market, sell and distribute Endari® (prescription grade L-glutamine oral powder) and any generic equivalents, or the Products, in sickle cell disease, or the Field, in the U.S. and its territories and possession and Canada, referred to as the Territory, in exchange for an upfront payment and a royalty on NIT’s Product sales. A portion of the upfront payment was paid in cash upon execution of the License Agreement, with the balance payable upon the “Effective Date” of the License Agreement.

In connection with the Effective Date, we and NIT will enter into an exclusive supply arrangement pursuant to which we will agree to supply exclusively to NIT, and NIT will agree, subject to certain exceptions, to purchase exclusively from us all NIT’s requirements for the Products in the Field in the Territory at a purchase price based upon our cost of production plus an agreed margin.

Pending the Effective Date, we facilitate the transfer and employment by NIT of selected members of our U.S. sales force.

The Effective Date is subject to NIT’s obtaining the necessary regulatory approvals and licensing to sell and distribute the Product and other specified conditions, and there is no assurance that the Effective Date will occur. The License Agreement may be terminated by either party if the Effective Date has not occurred by October 1, 2026 unless the failure to occur is due to our wrongful acts. Once the Effective Date occurs, the rights granted NIT under the License Agreement will become nonexclusive if NIT fails to generate specified annual minimum sales of Products. Following the Effective Date, the License Agreement may be terminated by either party in the event of a breach by the other party and other specified events.

Under the License Agreement, each party is entitled to make improvements to the Products and to own their respective improvements, subject to the grant of appropriate cross-rights to any such improvements. We retain all rights in the Products outside the Field and outside the Territory.

In connection with the Effective Date, the parties will enter into related quality, pharmacovigilance and support services agreement.

The foregoing descriptions of the material terms of the License Agreement and the exclusive supply arrangement are not complete and are qualified by reference to the full text of the same, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2025 and are incorporated herein by reference.

Item 8.01 Other Events.

On December 30, 2025, Emmaus issued a press release announcing the License Agreement and related matters. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

See the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2025	Emmaus Life Sciences, Inc.

	By:	/s/ WILLIS LEE
Willis Lee
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued December 30, 2025
104	Cover Page Interactive Date File (embedded within Inline XBRL document)

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